Exhibit 10.6


                                    AGREEMENT

THIS AGREEMENT is entered into between Scott A Frye, an individual, located at 1084 Route 87 Highway, Montoursville, Pennsylvania 17754 (hereinafter referred to as "FRYE"); and American Sports Academy Inc., a Nevada company located at 422 Montana Avenue, Libby, MT 59923 (hereinafter referred to as "ASA, Inc.").

WHEREAS, FRYE has developed a new motor vehicle design, manufacturing and distribution venture under the brand name of "IMANI" and;

WHEREAS, FRYE has developed the necessary arrangements and agreements with a design and manufacturing firm called Hunter Design Group LLC, ("HUNTER"), which has been in the automobile industry for over 30 years, has designed and built various vehicles for other parties and has designed a 2 door Sport Roadster, a 4 door Sport Truck and a 2 door Sport Coupe; and

WHEREAS, HUNTER has warranted to FRYE they have obtained all Department of Transportation, National Highway Traffic Safety Administration and Environmental Protection Agency certifications necessary to both build and sell and drive said vehicle in the U.S. on behalf of IMANI; and

WHEREAS, HUNTER has guaranteed FRYE they will have set up a minimum of three Dealers for IMANI, as per Exhibit A, which are ready to sell the new designed roadster, which will purchase a minimum of 3 vehicles per month within the next 60 days; and

WHEREAS, HUNTER has warranted to FRYE they will complete the Sport Roadster within seven days and has identified all of the build of materials with costs not to exceed $20,000 per Sport Roadster and has already obtained the manufacturing facility and sub-contractors to manufacture up to 60 vehicles per month; and

WHEREAS, FRYE and other parties he has identified have the ability to sign up other Dealers, obtain other manufacturers or facilities, find additional financing and work with the Dealers' banks; and

WHEREAS, FRYE and other parties have previously invested approximately $2.8 million over the past three years for all three models as per Exhibit B - Assets and Liabilities and has control over said assets upon paying for the Notes Payable and Licensing; and

WHEREAS, ASA, Inc. is a wholly owned subsidiary of Treasury International, which is a public company trading under the symbol OTCBB: TRUY; and

WHEREAS,   ASA,  Inc.  is  currently   seeking   acquisitions  and  mergers  and
facilitating new business ventures; and

WHEREAS, ASA, Inc has the willingness, readiness and ability to invest $200,000 to facilitate the completion of the three models, obtain Dealers and execute the IMANI plan and aid FRYE in obtaining a credit line up to $25 million for IMANI; and




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         NOW,  THEREFORE,  in  consideration  of the  foregoing,  and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. IMANI Definition. FRYE agrees to transfer all assets from IMANI to ASA, Inc. as outlined in Exhibit C. ASA, Inc. agrees to change its name to Imani Motors USA, Inc. ("IMUI"). IMUI shall design, manufacture, sell and deliver vehicles under the IMANI brand. ASA, Inc. agrees to issue 50% of the outstanding shares of IMUI to FRYE and other parties FRYE designates. Officers and Directors of IMUI will be named at a later date as agreed upon by both parties. Furthermore, FRYE shall become a Director of TII, IMUI's parent corporation.

2. ASA, Inc. agrees to wire transfer TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000) to a new account within 24 hours of signing this Agreement to facilitate the completion of each of the production models as per Exhibit C - Use of Proceeds.

3. Dealer Network. FRYE and other parties identified by him shall put together a Dealer network for IMANI to manufacture, sell and deliver three Dealers within 60 days from this Agreement and continue to build out the Dealer network as outlined in the Exhibit D - Financial Proforma 2004.

4. Certification. FRYE has warranted that HUNTER shall provide technical assistance, know-how, and certification for all vehicles under the IMANI brand for at least five years. IMUI agrees to pay HUNTER the amount of ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) per Sport Roadster, ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) per Sport Truck and TWO THOUSAND AND NO/100 DOLLARS ($2,000.00) per Sport Coupe due to the limited sales expected per year. It is further understood HUNTER has agreed to release IMUI from paying this royalty upon receiving a one-time payment of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).

5. Warranty. FRYE has warranted that HUNTER shall facilitate and obtain a warranty company for IMANI and its vehicles.

6. Product Liability. FRYE has warranted that HUNTER shall facilitate and obtain a proper product liability company for IMANI and its vehicles.

7. Manufacturer. FRYE has warranted that HUNTER shall obtain any and all federal and state guidelines and requirements for IMANI to be a manufacturer in the U.S.

8. Royalties. IMUI agrees to pay a ONE THOUSAND AND EIGHT HUNDRED AND SIXTY EIGHT DOLLARS AND NO/100 DOLLARS ($1,868.00) royalty to FRYE or one of his designated companies and/or assignees for every Sport Roadster, Sport Truck and Sport Coupe IMUI manufacturers, assembles, and / or sells and delivers. Upon the sale of IMUI, FRYE has agreed to receive a one time payment of ONE MILLION EIGHT HUNDRED AND SIXTY EIGHT THOUSAND AND NO/100 DOLLARS ($1,868,000.00) to release IMUI from any further liability with regard to paying said royalties.






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9.       General.

         A. All parties acknowledge they have not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing agreements and all other oral, written or other communications between them concerning its subject matter. This Agreement shall not be modified in any way except in writing signed by both parties.

         B. This Agreement shall not be assigned by either party, in whole or in part, without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of both parties and their respective successors and permitted assigns. Such consent not to be unreasonably withheld or delayed.

         C. If any provision of the Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

         D. The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.

         E. Both parties agreed to strict compliance with all applicable anti-bribery laws, conventions and regulations.

         F. The individuals executing this Agreement on behalf of FRYE and ASA, Inc. each represent and warrant they are duly authorized by all necessary action to execute this Agreement on behalf of their respective principals.

         G. Both parties agree to abide by the Non-Disclosure/Non-Circumvent previously signed until such time as agreed to both parties to disclose this Agreement to the general public.

         H. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania and Lycoming County. Parties hereby consent and subject themselves to the jurisdiction and venue of the courts of Williamsport, Pennsylvania.











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
         IN WITNESS WHEREOF, parties set their hands this _____ day of __________ 2004.




          Agreed By:                                     Agreed By:

American Sports Academy Inc.                Scott A. Frye (Individual)


By: _____________________________           By:________________________________


Date: __________________                    Date: _____________________


--------------------------------            ---------------------------------
WITNESS                                     WITNESS

Date: __________________                    Date: ______________________




































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                       EXHIBIT A - LIST OF CURRENT DEALERS


1.  Crown Auto - Florida



2.  Grainger Auto - Georgia



3.  Burt's Ford - Colorado



4.  Burt's Ford - Colorado


Each Dealer is waiting for the completion of the first Sport Roadster to make a final commitment and initial payment of $50,000 and further commit to a minimum of three vehicles per month. Each location or point is required to pay $50,000 as Burt's Ford has two points.


































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                       EXHIBIT B - ASSETS AND LIABILITIES

CURRENT ASSETS
     Cash                                              $        7,000
     23 ARO/SMD Bodies                                         69,000
     iSR parts and components (3 vehicles)                    260,000
     iST parts and components                                 320,000
     iSC parts and components                                  90,000
                                                       --------------
         TOTAL CURRENT ASSETS                                 746,000

PROPERTY AND EQUIPMENT
     Garage Equipment                                         168,000

     Accumulated Depreciation                                       -
                                                       --------------
                                                              168,000
OTHER ASSETS
     Licensing                                              1,868,000
                                                       --------------


         TOTAL ASSETS                                     $ 2,782,000
                                                       ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
     Accounts Payable                                  $        5,200
     Notes Payable                                            225,000
     Licensing                                              1,868,000
                                                       --------------
         TOTAL CURRENT LIABILITIES                     $    2,098,200
























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